Exhibit 99.1


November 3, 2004

John Lowber, (907) 868-5628; jlowber@gci.com
Bruce Broquet, (907) 868-6660; bbroquet@gci.com
David Morris, (907) 265-5396; dmorris@gci.com

FOR IMMEDIATE RELEASE


                GCI REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS

         o Consolidated revenue of $106.6 million
         o Net income of $9.3 million or $0.15 per diluted share
         o EBITDA of $36.7 million

         ANCHORAGE, AK -- GCI (NASDAQ:GNCMA) today reported net income of $9.3 million, or earnings per diluted share of $0.15, for the third quarter of 2004. The company's third quarter net income compares to income of $4.5 million, or earnings per diluted share of $0.07 in the same period of 2003.

         GCI's third quarter 2004 revenues totaled $106.6 million, an increase of 8.4 percent over third quarter 2003 revenues of $98.3 million. For the current quarter, earnings before interest, taxes, depreciation, amortization and accretion (EBITDA) totaled $36.7 million. Third quarter 2004 EBITDA increased $6.0 million or 19.5 percent over the same quarter in 2003. Third quarter 2003 EBITDA totaled $30.7 million.

         Sequentially, revenues for the company increased 2.7 percent from second quarter 2004 revenues of $103.8 million. GCI's third quarter EBITDA of $36.7 million compares to EBITDA of $34.9 million in the second quarter of 2004.

         For the third quarter of 2004, GCI exceeded its revenue guidance and EBITDA guidance. The company expected revenues of approximately $103 million to $105 million, and EBITDA in excess of $31 million, excluding the effects of any receivable recovery from MCI. GCI recorded a benefit of approximately $1.1 million relating to the use of the MCI credit during the quarter.

         GCI began its stock repurchase program during the third quarter. The company purchased 170,600 shares to date at an average price of $9.16 per share.

          "GCI"s third quarter revenues and EBITDA keep us on track to report another record year in 2004," said Ron Duncan, GCI president. "We have the strongest product set in the marketplace and continue to grow our customer base."

         "We expect fourth quarter revenues of approximately $101 million to $103 million and EBITDA of approximately $32 million, excluding the effects of any receivable recovery from MCI. We expect to exceed the high end of our 2004 guidance for total revenues of $410 million to $420 million and EBITDA of $129 million to $134 million, before any benefit from credits against services purchased from MCI."

Customer Highlights
o The local services business was down 200 access lines during the third quarter, serving 110,400 local lines, an estimated 24 percent share of the total access line market in Alaska. Access lines declined due to a reduction in Internet Service Provider (ISP) lines.

o GCI had 101,100 statewide Internet customers at the end of third quarter 2004. At the end of the third quarter of 2004, 61,200 of these Internet customers are using GCI cable modem service, an increase of 4,400 over the second quarter of 2004. The number of customers served on GCI's statewide dial-up Internet platform continued to decrease during the third quarter. Most of these customers migrated to cable modems.

o GCI cable television services pass 205,986 homes and serve 134,258 subscribers. Subscribers decreased sequentially by 915 subscribers from the second quarter of 2004. The decrease in subscribers is primarily attributable to normal seasonal declines of hotel customers. Residential subscribers were stable during the quarter.

o Long-distance billable minutes decreased 1.1 percent to 310.8 million minutes for the third quarter as compared to the same quarter of 2003, and increased 5.8 percent sequentially.

Long Distance Results
         For the third quarter of 2004, long distance revenues totaled $63.2 million as compared to revenues of $60.2 million in the third quarter of 2003 and $60.9 million in the second quarter of 2004. Long distance revenues increased 5.0 percent year-over-year and 3.8 percent sequentially. The revenue increases were attributed to an increase in long haul fiber, private line, dedicated and other data services revenues and managed network services revenues. The revenue increases offset a decrease in switched minutes revenues which were down 10.3 percent when compared to a year ago and up slightly sequentially. The decrease in switched minutes revenues as compared to the prior year is due to fewer minutes carried and lower rates.

          Long distance EBITDA, increased 19.0 percent for the third quarter of 2004 to $24.4 million as compared to $20.5 million in the third quarter of the prior year. Long distance EBITDA for the third quarter of 2004 was up $3.4 million sequentially from $21.0 million in the second quarter of 2004. Long distance EBITDA included MCI bad debt recoveries of $1.1 million in the third quarter of 2004, $0.6 million in the third quarter of 2003 and $1.1 million in the second quarter of 2004. The EBITDA increases were primarily attributed to changes in the revenue mix from minute driven traffic to data traffic.

         Total minutes-of-use are down 1.1 percent in the third quarter of 2004 when compared to the third quarter of 2003. Sequentially, minutes-of-use are up
5.8 percent compared to the second quarter of 2004.

         The total number of billed long distance customers were relatively unchanged when customer counts are compared between September 2004 and June 2004.

Cable Television Results
         Cable television revenues for the third quarter increased 6.3 percent to $25.2 million from $23.7 million in the third quarter of 2003, and were steady from $25.2 million in the second quarter of 2004. EBITDA of $10.6 million for the third quarter of 2004 increased 9.3 percent from the third quarter of 2003, and decreased 7.8 percent when compared to $11.5 million in the second quarter of 2004. The year over year increase in revenues and EBITDA is due primarily to the increase in sales of digital special interest (Digital) cable television, rental of Digital set-top boxes, advertisement sales and sales of cable modem services. The sequential decrease in EBITDA is primarily attributable to certain refunds and rebates received from cable television programmers during the second quarter of 2004.

         Gross margins, as a percentage of revenues, increased by 51 basis points year-over-year and decreased 213 basis points sequentially. The sequential decrease in gross margins is primarily attributable to the aforementioned refunds and rebates received from programmers in the prior quarter. The growth rate from Digital and cable modems is helping to mitigate the effects of continuing increases in programming and copyright costs.

          As of September 30, 2004, the company's cable television operations passed 205,986 homes and served 134,258 subscribers (106,132 equivalent basic subscribers). For the third quarter, average revenue per equivalent basic subscriber was $79.36, an increase of 10.6 percent when compared to the third quarter 2003 average revenue of $71.77. Sequentially, average revenue was up 1.4 percent, from $78.27, over the second quarter of 2004. Total subscribers decreased sequentially by 915 when compared to the second quarter of 2004. The decrease in subscribers is primarily attributable to a seasonal decrease in hotel customers. The total number of residential customers was relatively unchanged for the third quarter. This compares to a sequential decrease of 1,930 subscribers in the third quarter of 2003.

         GCI served 42,568 Digital customers at the end of the third quarter of 2004, an increase of 3,800 customers compared to the second quarter of 2004. The sequential increase in Digital customers was due to the launch of several new service packages. The Anchorage system has been completely upgraded to a digital only system.

         The operating statistics below include capital expenditures and customer information from cable services and the components of our local services and Internet services utilizing our cable services' facilities.

         GCI's capital expenditures by standard reporting category for the nine months periods ending September 30, 2004 and 2003 follow (amounts in thousands):

                                                   2004              2003
                                                ----------        ---------
Customer premise equipment                     $  12,136            6,880
Commercial                                           348              395
Scalable infrastructure                            3,782            1,000
Line extensions                                      517              645
Upgrade/rebuild                                    6,516            1,816
Support capital                                    1,013              313
                                                ----------        ---------
Sub-total                                         24,312           11,049

Remaining reportable segments and All Other
capital expenditures                              58,498           23,344
                                                ----------        ---------
                                               $  82,810           34,393
                                                ==========        =========

         The standard definition of a customer relationship is the number of customers who receive at least one level of service, encompassing voice, video, and data services, without regard to which services customers purchase. These relationships do not include local telephone customers except those receiving phone service through the cable television plant. At September 30, 2004 and 2003, GCI's cable business had 122,100 and 122,400 customer relationships, respectively.

         The standard definition of a revenue-generating unit is the sum of all primary analog video, digital video, high-speed data and telephony customers, not counting additional outlets. At September 30, 2004 and 2003, GCI's cable business had 199,400 and 178,200 revenue generating units, respectively. The increase in the revenue generating units of 7,400 and 21,200 from June 30, 2004 and September 30, 2003 respectively, is due to an increase in the number of cable modem and Digital Local Phone Service (DLPS) customers.

Local Telephone Results
         For the third quarter 2004, local telephone service revenues totaled $11.5 million, an increase of 21.1 percent, when compared to $9.5 million in the third quarter of 2003. Sequentially, revenue was up $0.3 million or 2.7 percent from $11.2 million in the second quarter of 2004. The increase in year-over-year revenues is attributable to increasing customer counts, Universal Service Fund and directory services revenues.

         In the third quarter, local services generated an EBITDA loss of $0.8 million, an improvement of $0.1 million over the $0.9 million loss in the third quarter of 2003. Sequentially, the third quarter EBITDA loss of $0.8 million compares to EBITDA of $0.2 million in the second quarter of 2004. The sequential decline in EBITDA is primarily due to an increase in operating costs attributable to the conversion of Anchorage customers to DLPS and the increase in Anchorage UNE rates. If the local telephone business received credit for access cost savings on calls placed by GCI long distance customers who are also GCI local customers, the company's local telephone business would have reported EBITDA of $1.1 million in the third quarter of 2004.

          At the end of the third quarter of 2004, GCI provided local service to approximately 110,400 access lines statewide. This represents a total decline of 200 access lines, or 0.2 percent, when compared to the 110,600 access lines reported at the end of the second quarter of 2004. During the third quarter GCI turned down more than 1,800 ISP access lines. Total access lines, not including ISP lines turned down, increased by 1,600 during the third quarter of 2004. The company estimates it has attained a 24 percent share of the total access line market in Alaska. Approximately 85 percent of GCI's access lines are provisioned on its own facilities or on resold local loops.

         In early April 2004, GCI began converting customers to its DLPS technology. The roll out of DLPS will enable GCI to avoid wholesale and loop rental costs from local phone lines leased from the incumbent local exchange carrier. GCI now expects to provision 7,000 to 8,000 DLPS lines by the end of 2004. More than 5,000 DLPS lines are currently in service.

Internet Access Results
         Internet access revenues for the third quarter of 2004 totaled $6.7 million, an increase of 36.7 percent year-over-year and 3.1 percent sequentially. Third quarter 2003 revenues were $4.9 million and second quarter 2004 revenues were $6.5 million. EBITDA for the third quarter totaled $2.4 million, an improvement of $1.1 million year-over-year and $0.2 million sequentially. Third quarter 2003 EBITDA was $1.3 million and second quarter 2004 EBITDA was $2.2 million. The increase in Internet access revenues and EBITDA results from the migration of existing customers to cable modem access and customers adding more features and services, increasing economies of scale and effective cost containment controls.

         At the end of the third quarter of 2004, GCI had 101,100 statewide Internet customers, an increase of 800 customers sequentially and an increase of

7,200 year-over-year. GCI's statewide Internet customers included 61,200 subscribers using cable modem access. This represents an increase of 4,400 subscribers, or 7.7 percent, over the prior quarter's subscriber count of 56,800. On a year-over-year basis, GCI experienced a 43.0 percent increase in cable modem subscribers, from 42,800 at the end of the third quarter of 2003.

         At the end of the third quarter of 2004 GCI's average revenue per cable modem (ARPM) was $33.51 as compared to $36.84 at the end of the second quarter of 2004 and $39.64 at the end of the third quarter of 2003. Total cable modem revenues for the third quarter of 2004 decreased 1.7 percent sequentially when compared to the second quarter of 2004 and increased 19.6 percent year-over-year. The increase in year-over-year revenues is due to the increase in the number of modem customers. The decline in ARPM is due to an increase in the percentage of total customers taking GCI's discounted cable modem products. The sequential decline in total modem revenues is due to some customers shifting to lower priced services partially offset by growth in total modem revenues.

         GCI began offering Internet access services during 1998 and its dial-up Internet service is offered in most major Alaska markets. GCI is the largest Internet access provider in Alaska.

Other Items
         During the three months ending September 30, 2004, core capital expenditures increased to $18.2 million as compared to $17.6 million in the second quarter of 2004. Additionally, GCI spent $0.4 million relating to its new undersea fiber in the third quarter of 2004. GCI generated approximately $11.4 million in free cash flow during the third quarter.

         GCI will hold a conference call to discuss the quarter's results on Thursday, November 4, 2004 beginning at 2 p.m. (Eastern). To access the briefing on November 4, dial 888-390-6586 (international callers should dial 210-234-8000) and identify your call as "GCI." In addition to the conference call, GCI will make available net conferencing. To access the call via net conference, log on to www.gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 800-839-2291, access code 7461 (international callers should dial 402-998-1194.)

         GCI is the largest telecommunications company in Alaska. A pioneer in bundled services, GCI provides local, wireless, and long distance telephone, cable television, Internet and data communication services throughout Alaska. More information about the company can be found at www.gci.com.

         The foregoing contains forward-looking statements regarding the company's expected results that are based on management's expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI's control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI's cautionary statement sections of Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                                      # # #

                                        GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                               CONSOLIDATED BALANCE SHEETS
                                                                                        (Unaudited)
(Amounts in thousands)                                                                 September 30,       December 31,
                                     Assets                                                2004                2003
----------------------------------------------------------------------------------    ---------------    ----------------
Current assets:

  Cash and cash equivalents                                                          $     8,769              10,435
                                                                                      ---------------    ----------------

  Receivables                                                                             75,600              70,235
  Less allowance for doubtful receivables                                                  2,069               1,954
                                                                                      ---------------    ----------------
     Net receivables                                                                      73,531              68,281

  Prepaid and other current assets                                                         6,743              12,159
  Deferred income taxes, net                                                               5,621               7,195
  Inventories                                                                              2,555               1,513
  Property held for sale                                                                   1,046               2,173
  Notes receivable from related parties                                                      354               1,885
                                                                                      ---------------    ----------------
       Total current assets                                                               98,619             103,641
                                                                                      ---------------    ----------------

Property and equipment in service, net of depreciation                                   421,128             369,039
Construction in progress                                                                  19,940              33,618
                                                                                      ---------------    ----------------
       Net property and equipment                                                        441,068             402,657
                                                                                      ---------------    ----------------

Cable certificates                                                                       191,241             191,241
Goodwill                                                                                  41,972              41,972
Other intangible assets, net of amortization of $2,087 and $1,656
  at September 30, 2004 and December 31, 2003, respectively                                5,078               4,195
Deferred loan and senior notes costs, net of amortization of $2,226
  and $5,308 at September 30, 2004 and December 31, 2003, respectively                     9,102               5,757
Notes receivable from related parties                                                      4,230               4,281
Other assets                                                                               9,315               9,276
                                                                                      ---------------    ----------------
    Total other assets                                                                   260,938             256,722
                                                                                      ---------------    ----------------
       Total assets                                                                  $   800,625             763,020
                                                                                      ===============    ================
                                                                                                             (Continued)

                                        GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                               CONSOLIDATED BALANCE SHEETS
                                                      (Continued)
                                                                                       (Unaudited)
(Amounts in thousands)                                                                September 30,        December 31,
        Liabilities, Redeemable Preferred Stock, and Stockholders' Equity                  2004                2003
----------------------------------------------------------------------------------    ---------------    ----------------
Current liabilities:
  Current maturities of obligations under capital leases                             $     6,313               5,139
  Accounts payable                                                                        27,350              34,133
  Accrued payroll and payroll related obligations                                         14,025              17,545
  Deferred revenue                                                                        13,844              21,275
  Accrued liabilities                                                                      7,389               8,156
  Accrued interest                                                                         2,860               8,645
  Subscriber deposits                                                                        471                 651
                                                                                      ---------------    ----------------
     Total current liabilities                                                            72,252              95,544

Long-term debt                                                                           377,060             345,000
Obligations under capital leases, excluding current maturities                            34,244              38,959
Obligation under capital lease due to related party, excluding current
  maturity                                                                                   680                 677
Deferred income taxes, net of deferred income tax benefit                                 35,985              24,168
Other liabilities                                                                          6,811               6,366
                                                                                      ---------------    ----------------
       Total liabilities                                                                 527,032             510,714
                                                                                      ---------------    ----------------

Redeemable preferred stock                                                                19,244              25,664
                                                                                      ---------------    ----------------
Stockholders' equity : Common stock (no par):
    Class A. Authorized 100,000 shares; issued 54,139 and 52,589
     shares at September 30, 2004 and December 31, 2003, respectively                    211,012             202,362

    Class B. Authorized 10,000 shares; issued 3,866 and 3,868 shares at
      September 30, 2004 and December 31, 2003, respectively;
      convertible on a share-per-share basis into Class A common stock                     3,267               3,269

    Less cost of 380 and 338 Class A common shares held in treasury at
      September 30, 2004 and December 31, 2003, respectively                              (2,284)             (1,917)

  Paid-in capital                                                                         13,617              12,836
  Notes receivable with related parties issued upon stock option exercise                 (4,351)             (4,971)
  Retained earnings                                                                       33,088              15,371
  Accumulated other comprehensive loss                                                       ---                (308)
                                                                                      ---------------    ----------------
       Total stockholders' equity                                                        254,349             226,642
                                                                                      ---------------    ----------------
Commitments and contingencies

       Total liabilities, redeemable preferred stock, and stockholders' equity       $   800,625             763,020
                                                                                      ===============    ================

                                        GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF INCOME
                                                         (Unaudited)
                                                                           Three Months Ended              Nine Months Ended
                                                                              September 30,                  September 30,
(Amounts in thousands, except per share amounts)                          2004            2003            2004           2003
                                                                     -------------    ------------    -----------    -----------
Revenues                                                            $   106,622          98,327         319,324        287,043

Cost of goods sold (exclusive of depreciation, amortization
  and accretion shown separately below)                                  32,876          31,870         104,878         92,189
Selling, general and administrative expenses                             37,324          35,262         108,830        102,549
Bad debt expense (recovery)                                                (281)            533          (1,165)         1,932
Depreciation, amortization and accretion expense                         15,297          13,067          46,759         39,368
                                                                     -------------    -----------    ------------    -----------
   Operating income                                                      21,406          17,595          60,022         51,005
                                                                     -------------    -----------    ------------    -----------
Other income (expense):
  Interest expense                                                       (6,722)         (8,845)        (20,275)       (27,137)
  Loss on early extinguishment of debt                                      ---             ---          (6,136)           ---
  Amortization and write-off of loan and senior notes fees                 (400)           (631)         (3,414)        (2,329)
  Interest income                                                            86             162             273            493
                                                                     -------------    -----------   -------------    -----------
   Other expense, net                                                    (7,036)         (9,314)        (29,552)       (28,973)
                                                                     -------------    -----------    ------------    -----------
   Net income before income taxes and cumulative
     effect of a change in accounting principle                          14,370           8,281          30,470         22,032

Income tax expense                                                        5,075           3,752          11,525          9,598
                                                                     -------------    -----------    ------------    -----------
   Net income before cumulative effect of a change
     in accounting principle                                              9,295           4,529          18,945         12,434

Cumulative effect of a change in accounting
  principle, net of income tax benefit of $367                              ---             ---             ---           (544)
                                                                     -------------    -----------    ------------    -----------

       Net income                                                   $     9,295           4,529          18,945         11,890
                                                                     =============    ===========    ============    ===========

Basic net income per common share:
  Net income before cumulative effect of a change
    in accounting principle                                         $      0.15            0.07            0.31           0.20
  Cumulative effect of a change in accounting
    principle, net of income tax benefit of $367                            ---             ---             ---          (0.01)
                                                                     -------------    -----------    ------------    -----------
       Net income                                                   $      0.15            0.07            0.31           0.19
                                                                     =============    ===========    ============    ===========

Diluted net income per common share:
  Net income before cumulative effect of a change
    in accounting principle                                         $      0.15            0.07            0.30           0.19
  Cumulative effect of a change in accounting
    principle, net of income tax benefit of $367                            ---             ---             ---          (0.01)
                                                                     -------------    -----------    ------------    -----------
       Net income                                                   $      0.15            0.07            0.30           0.18
                                                                     =============    ===========    ============    ===========


Common shares used to calculate basic EPS                                58,031          55,707          57,027         55,563
                                                                     =============    ===========    ============    ===========

Common shares used to calculate diluted EPS                              60,708          56,870          58,162         56,094
                                                                     =============    ===========    ============    ===========

                                         GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                   SUPPLEMENTAL SCHEDULE
                                                       (Unaudited)
Traditional Summary                                                               Nine Months Ended September 30, 2004
                                                                       Long                       Local
                                                                     Distance       Cable       Services      Internet     Combined
                                                                  ------------------------------------------------------------------
Revenues                                                         $    189,931       75,243        34,558       19,592       319,324

Cost of goods sold (exclusive of depreciation,
    amortization and accretion shown separately below)                 58,115       20,311        21,184        5,268       104,878
                                                                  ------------------------------------------------------------------
      Contribution                                                    131,816       54,932        13,374       14,324       214,446

Selling, general and
    administrative expenses                                            66,528       21,099        13,415        7,788       108,830
Bad debt expense (recovery)                                            (1,808)         643             -            -        (1,165)
                                                                  ------------------------------------------------------------------
    EBITDA, as adjusted                                                67,096       33,190           (41)       6,536       106,781

Less loss on early extinguishment of debt                               6,136            -             -            -         6,136
                                                                  ------------------------------------------------------------------
    EBITDA                                                             60,960       33,190           (41)       6,536       100,645

Add loss on early extinguishment of debt                                6,136            -             -            -         6,136
Less depreciation, amortization and
    accretion expense                                                  27,018       14,072         2,927        2,742        46,759
                                                                  ------------------------------------------------------------------
      Operating income (loss)                                    $     40,078       19,118        (2,968)       3,794        60,022
                                                                  ==================================================================

Integrated Summary EBITDA, as Adjusted
(Unaudited)                                                                Nine Months Ended September 30, 2004
                                                                        Voice         Data         Video       Combined
                                                                  -------------------------------------------------------
Traditional Summary EBITDA, as Adjusted:
    Long Distance                                                $     67,096                                  67,096
    Cable                                                                                         33,190       33,190
    Local Services                                                        (41)                                    (41)
    Internet                                                                         6,536                      6,536
                                                                  -------------------------------------------------------
                                                                       67,055        6,536        33,190      106,781
EBITDA, as Adjusted, Reallocations:
    Long Distance                                                     (36,523)      36,523                          -
    Cable                                                                            8,080        (8,080)           -
    Local Services                                                       (142)         142                          -
                                                                  -------------------------------------------------------
      Integrated Summary EBITDA, as Adjusted                     $     30,390       51,281        25,110      106,781
                                                                  =======================================================

                                         GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                   SUPPLEMENTAL SCHEDULE
                                                       (Unaudited)
Traditional Summary                                                               Nine Months Ended September 30, 2003
                                                                       Long                       Local
                                                                     Distance       Cable       Services      Internet     Combined
                                                                  ------------------------------------------------------------------
Revenues                                                         $    174,521       71,009        27,211       14,302       287,043

Cost of goods sold (exclusive of depreciation,
    amortization and accretion shown separately below)                 50,972       19,435        17,445        4,337        92,189
                                                                  ------------------------------------------------------------------
      Contribution                                                    123,549       51,574         9,766        9,965       194,854

Selling, general and
    administrative expenses                                            63,640       19,786        12,902        6,221       102,549
Bad debt expense (recovery)                                             1,397          535             -            -         1,932
                                                                  ------------------------------------------------------------------
    EBITDA, as adjusted                                                58,512       31,253        (3,136)       3,744        90,373

Less loss on early extinguishment of debt                                   -            -             -            -             -
                                                                  ------------------------------------------------------------------
    EBITDA                                                             58,512       31,253        (3,136)       3,744        90,373

Add loss on early extinguishment of debt                                    -            -             -            -             -
Less depreciation, amortization and
    accretion expense                                                  20,786       13,441         2,612        2,529        39,368
                                                                  ------------------------------------------------------------------
      Operating income (loss)                                    $     37,726       17,812        (5,748)       1,215        51,005
                                                                  ==================================================================

Integrated Summary EBITDA, as Adjusted
(Unaudited)                                                                Nine Months Ended September 30, 2003
                                                                       Voice         Data         Video       Combined
                                                                  -------------------------------------------------------
Traditional Summary EBITDA, as Adjusted:
    Long Distance                                                $     58,512                                  58,512
    Cable                                                                                         31,253       31,253
    Local Services                                                     (3,136)                                 (3,136)
    Internet                                                                         3,744                      3,744
                                                                  -------------------------------------------------------
                                                                       55,376        3,744        31,253       90,373
EBITDA, as Adjusted, Reallocations:
    Long Distance                                                     (23,521)      23,521                          -
    Cable                                                                            4,930        (4,930)           -
    Local Services                                                       (113)         113                          -
                                                                  -------------------------------------------------------
      Integrated Summary EBITDA, as Adjusted                     $     31,742       32,308        26,323       90,373
                                                                  =======================================================

                                         GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                   SUPPLEMENTAL SCHEDULE
                                                       (Unaudited)
Traditional Summary                                                              Three Months Ended September 30, 2004
                                                                       Long                       Local
                                                                     Distance       Cable       Services      Internet     Combined
                                                                  ------------------------------------------------------------------
Revenues                                                         $     63,195       25,210        11,548        6,669       106,622

Cost of goods sold (exclusive of depreciation,
    amortization and accretion shown separately below)                 16,463        6,897         7,816        1,700        32,876
                                                                  ------------------------------------------------------------------
      Contribution                                                     46,732       18,313         3,732        4,969        73,746

Selling, general and
    administrative expenses                                            22,863        7,433         4,486        2,542        37,324
Bad debt expense (recovery)                                              (522)         241             -            -          (281)
                                                                  ------------------------------------------------------------------
    EBITDA                                                             24,391       10,639          (754)       2,427        36,703

Less depreciation, amortization and
    accretion expense                                                   8,752        4,702           964          879        15,297
                                                                  ------------------------------------------------------------------
      Operating income (loss)                                    $     15,639        5,937        (1,718)       1,548        21,406
                                                                  ==================================================================

Integrated Summary EBITDA
(Unaudited)                                                               Three Months Ended September 30, 2004
                                                                       Voice         Data         Video       Combined
                                                                  -------------------------------------------------------
Traditional Summary EBITDA:
    Long Distance                                                $     24,391                                  24,391
    Cable                                                                                         10,639       10,639
    Local Services                                                       (754)                                   (754)
    Internet                                                                         2,427                      2,427
                                                                  -------------------------------------------------------
                                                                       23,637        2,427        10,639       36,703
EBITDA Reallocations:
    Long Distance                                                     (13,000)      13,000                          -
    Cable                                                                            2,578        (2,578)           -
    Local Services                                                        (53)          53                          -
                                                                  -------------------------------------------------------
      Integrated Summary EBITDA                                  $     10,584       18,058         8,061       36,703
                                                                  =======================================================

                                         GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                   SUPPLEMENTAL SCHEDULE
                                                       (Unaudited)
Traditional Summary                                                              Three Months Ended September 30, 2003
                                                                       Long                       Local
                                                                     Distance       Cable       Services      Internet     Combined
                                                                  ------------------------------------------------------------------
Revenues                                                         $     60,166       23,699         9,540        4,922        98,327

Cost of goods sold (exclusive of depreciation,
    amortization and accretion shown separately below)                 17,822        6,604         5,933        1,511        31,870
                                                                  ------------------------------------------------------------------
      Contribution                                                     42,344       17,095         3,607        3,411        66,457

Selling, general and
    administrative expenses                                            21,485        7,222         4,470        2,085        35,262
Bad debt expense (recovery)                                               365          168             -            -           533
                                                                  ------------------------------------------------------------------
    EBITDA                                                             20,494        9,705          (863)       1,326        30,662

Less depreciation, amortization and
    accretion expense                                                   6,983        4,379           876          829        13,067
                                                                  ------------------------------------------------------------------
      Operating income (loss)                                    $     13,511        5,326        (1,739)         497        17,595
                                                                  ==================================================================

Integrated Summary EBITDA
(Unaudited)                                                               Three Months Ended September 30, 2003
                                                                       Voice         Data         Video       Combined
                                                                  -------------------------------------------------------
Traditional Summary EBITDA:
    Long Distance                                                $     20,494                                  20,494
    Cable                                                                                          9,705        9,705
    Local Services                                                       (863)                                   (863)
    Internet                                                                         1,326                      1,326
                                                                  -------------------------------------------------------
                                                                       19,631        1,326         9,705       30,662
EBITDA Reallocations:
    Long Distance                                                      (9,477)       9,477                          -
    Cable                                                                            2,372        (2,372)           -
    Local Services                                                        (27)          27                          -
                                                                  -------------------------------------------------------
      Integrated Summary EBITDA                                  $     10,127       13,202         7,333       30,662
                                                                  =======================================================

                                         GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                   SUPPLEMENTAL SCHEDULE
                                                       (Unaudited)
Traditional Summary                                                                 Three Months Ended June 30, 2004
                                                                       Long                       Local
                                                                     Distance       Cable       Services      Internet     Combined
                                                                  ------------------------------------------------------------------
Revenues                                                         $     60,870       25,181        11,218        6,517       103,786

Cost of goods sold (exclusive of depreciation,
    amortization and accretion shown separately below)                 18,274        6,352         6,822        1,809        33,257
                                                                  ------------------------------------------------------------------
      Contribution                                                     42,596       18,829         4,396        4,708        70,529

Selling, general and
    administrative expenses                                            22,276        7,115         4,246        2,465        36,102
Bad debt expense (recovery)                                              (678)         191             -            -          (487)
                                                                  ------------------------------------------------------------------
    EBITDA                                                             20,998       11,523           150        2,243        34,914

Less depreciation, amortization and
    accretion expense                                                   9,003        4,691         1,071          939        15,704
                                                                  ------------------------------------------------------------------
      Operating income (loss)                                    $     11,995        6,832          (921)       1,304        19,210
                                                                  ==================================================================

Integrated Summary EBITDA
(Unaudited)                                                           Three Months Ended June 30, 2004
                                                                       Voice         Data         Video       Combined
                                                                  -------------------------------------------------------
Traditional Summary EBITDA
    Long Distance                                                $     20,998                                  20,998
    Cable                                                                                         11,523       11,523
    Local Services                                                        150                                     150
    Internet                                                                         2,243                      2,243
                                                                  -------------------------------------------------------
                                                                       21,148        2,243        11,523       34,914
EBITDA, Reallocations:
    Long Distance                                                     (11,648)      11,648                          -
    Cable                                                                            2,764        (2,764)           -
    Local Services                                                        (57)          57                          -
                                                                  -------------------------------------------------------
      Integrated Summary EBITDA                                  $      9,443       16,712         8,759       34,914
                                                                  =======================================================

Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Millions)
                                                                             Three Months Ended
                                                     September 30, 2004      September 30, 2003        June 30, 2004
                                                    --------------------    -------------------    ---------------------
   EBITDA (Note 2)                                 $       36.7                    30.7                   34.9
   Depreciation, amortization and accretion
      expense                                             (15.3)                  (13.1)                 (15.7)
                                                    --------------------    -------------------    ---------------------
       Operating income                                    21.4                    17.6                   19.2
                                                    --------------------    -------------------    ---------------------
   Other income (expense):
     Interest expense                                      (6.7)                   (8.9)                  (6.0)
     Loss on early extinguishment of debt                   ---                     ---                    ---
     Amortization and write-off of loan and
       senior notes fee expense                            (0.4)                   (0.6)                  (0.4)
     Interest income                                        0.1                     0.2                    0.1
                                                    --------------------    -------------------    ---------------------
       Other expense, net                                  (7.0)                   (9.3)                  (6.3)
                                                    --------------------    -------------------    ---------------------
       Net income before income taxes                      14.4                     8.3                   12.9

   Income tax expense                                       5.1                     3.8                    5.2
                                                    --------------------    -------------------    ---------------------
       Net income                                  $        9.3                     4.5                    7.7
                                                    ====================    ===================    =====================

                                                                  Nine Months Ended
                                                     September 30, 2004       September 30, 2003
                                                    --------------------    ----------------------
   EBITDA, as adjusted (Note 1)                    $      106.8                     90.4
   Loss on early extinguishment of debt                    (6.1)                     ---
                                                    --------------------    ----------------------
   EBITDA (Note 2)                                        100.7                     90.4
   Depreciation, amortization and accretion
      expense                                             (46.8)                   (39.4)
   Loss on early extinguishment of debt                     6.1                      ---
                                                    --------------------    ----------------------
       Operating income                                    60.0                     51.0
                                                    --------------------    ----------------------
   Other income (expense):
     Interest expense                                     (20.3)                   (27.1)
     Loss on early extinguishment of debt                  (6.1)                     ---
     Amortization and write-off of loan and
       senior notes fee expense                            (3.4)                    (2.4)
     Interest income                                        0.2                      0.5
                                                    --------------------    ----------------------
       Other expense, net                                 (29.6)                   (29.0)
                                                    --------------------    ----------------------
       Net income before income taxes and
         cumulative effect of a change in
         accounting principle                              30.4                     22.0

   Income tax expense                                      11.5                      9.6
                                                    --------------------    ----------------------
       Net income before cumulative effect of
         a change in accounting principle                  18.9                     12.4

   Cumulative effect of a change in
    accounting principle, net of income tax
    benefit of $0.4                                         ---                     (0.5)
                                                    --------------------    ----------------------
       Net income                                  $       18.9                     11.9
                                                    ====================    ======================

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting Loss on Early Extinguishment of Debt during the nine months ended September 30, 2004.

(2) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of Net Income, Interest Expense, Amortization and Write-off of Loan and Senior Notes Fees, Interest Income, Taxes, and Depreciation, Amortization and Accretion. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.